Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☑

_________________________________________________________________________________

MANUFACTURERS AND TRADERS TRUST COMPANY

_________________________________________________________________________________

New York	16-0538020
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One M&T Plaza Buffalo, New York	14203
(Address of principal executive offices)	(Zip code)

_________________________________________________________________________________

 Aaron G. McManus
Vice President
Manufacturers and Traders Trust Company
One M&T Plaza – 7th Floor
Buffalo, New York 14203
(716) 842-4494
(Name, address and telephone number of agent of service)

CONSTELLATION BRANDS, INC.
(Exact name of obligor as specified in its charter)

Delaware	16-0716709
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants
State or other jurisdiction of incorporation or organization New York	Exact name of obligor as specified in its charter ALCOFI INC.	I.R.S. Employer Identification No 13-4103237
California	Allberry, Inc.	68-0324763
California	Cloud Peak Corporation	68-0324762
Maryland	Constellation Beers Ltd.	36-2855879
New York	Constellation Leasing, LLC	56-2596168
Delaware	Constellation Services LLC	26-4390211
New York	Constellation Trading Company, Inc.	77-0644374
New York	Constellation Wines U.S., Inc.	16-1462887
Delaware	Franciscan Vineyards, Inc.	94-2602962
California	Robert Mondavi Investments	68-0248575
Delaware	Spirits Marque One LLC	13-4033806
Washington	The Hogue Cellars, Ltd.	91-1204814
Delaware	Vincor Finance, LLC	20-0900018

207 High Point Drive Building 100
Victor, New York	14564
(Address of principal executive offices)	(Zip code)

_________________________________________________________________________________

Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)

_________________________________________________________________________________

1.      General information. Furnish the following information as to the Trustee:

(a)      Name and address of each examining or supervising authority to which it is subject.

Name                                 Address

Superintendent of Banks of the State of New York One State Street, New York, N.Y. 10004-1417, and
                    Albany, N.Y. 12223

Federal Reserve Bank of New York      33 Liberty Street, New York, N.Y. 10045

(b)      Whether it is authorized to exercise corporate trust powers.

Yes.

2.      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

[Items 3 through 15 omitted pursuant to General Instruction B to Form T-1]

16.      List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

Exhibit 1.	Organization Certificate of the Trustee as now in effect (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 2.	Certificate of Authority of the Trustee to commence business (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 4.	Existing By-Laws of the Trustee (incorporated herein by reference to Exhibit 4, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 5.	Not Applicable.

Exhibit 6.	Consent of the Trustee (incorporated herein by reference to Exhibit 6, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 7.	Report of Condition of the Trustee.*.

Exhibit 8.	Not Applicable.

Exhibit 9.	Not Applicable.

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Buffalo, and State of New York, on the 25th day of January, 2012.

MANUFACTURERS AND TRADERS
TRUST COMPANY

By:  /s/ AARON G. MCMANUS
Name:  Aaron G. McManus
Title:    Vice President

Exhibit 7

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31		Change
Dollars in thousands	2011	2010
ASSETS
Cash and due from banks	$1,449,547	908,755	60%
Interest-bearing deposits at banks	154,960	101,222	53
Federal funds sold and agreements to resell securities	2,850	25,000	-89
Trading account assets	561,834	523,834	7
Investment securities	7,673,154	7,150,540	7

Loans and leases:
Commercial, financial, etc.	15,734,436	13,390,610	18
Real estate – commercial	24,411,114	21,183,161	15
Real estate – consumer	7,923,165	5,928,056	34
Consumer	12,027,290	11,488,555	5

Total loans and leases, net of unearned discount	60,096,005	51,990,382	16
Less: allowance for credit losses	908,290	902,941	1

Net loans and leases	59,187,715	51,087,441	16
Goodwill	3,524,625	3,524,625	-
Core deposit and other intangible assets	176,394	125,917	40
Other assets	5,193,208	4,573,929	14

Total assets	$77,924,287	68,021,263	15%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$20,017,883	14,557,568	38%
Interest-bearing deposits	39,020,839	33,641,800	16
Deposits at Cayman Islands office	355,927	1,605,916	-78

Total deposits	59,394,649	49,805,284	19
Short-term borrowings	782,082	947,432	-17
Accrued interest and other liabilities	1,790,121	1,070,701	67
Long-term borrowings	6,686,226	7,840,151	-15

Total liabilities	68,653,078	59,663,568	15

Shareholders’ equity:
Preferred	864,585	740,657	17
Common (1)	8,406,624	7,617,038	10

Total shareholders’ equity	9,271,209	8,357,695	11

Total liabilities and shareholders’ equity	$77,924,287	68,021,263	15%

(1)Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $356.4 million at December 31, 2011 and $205.2 million at December 31, 2010.